Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated June 27, 2014, relating to the consolidated financial statements for the year ended March 31, 2014, which appears in China Jo-Jo Drugstores, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, New York

November 25, 2015